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                                                                     EXHIBIT 2.3
                                                                     -----------
                              CERTIFICATE OF MERGER
                                     MERGING
                          DISCOVERY LABORATORIES, INC.
                                  WITH AND INTO
                           ANSAN PHARMACEUTICALS, INC.

            Pursuant to Section 251 of the General Corporation Law of
                              the State of Delaware


                  Discovery Laboratories, Inc., a Delaware corporation ("Discovery") and Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan"), DO HEREBY CERTIFY AS FOLLOWS:

                  FIRST: That Discovery was incorporated on May 18, 1993, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Ansan was incorporated on November 6, 1992, pursuant to the Delaware Law.

                  SECOND: That an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated as of July __, 1997, among Ansan and Discovery, setting forth the terms and conditions of the merger of Discovery with and into Ansan (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware Law.

                  THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be "--------"

                  FOURTH: That pursuant to the Merger Agreement, the Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.

                  FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                               509 Madison Avenue
                            New York, New York 10022

                  SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
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                  SEVENTH: That the Merger shall become effective at _____
[am/pm] on the day of filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, each of Discovery and Ansan has caused this Certificate of Merger to be executed in its corporate name this __ day of _______, 1997.



                                      DISCOVERY LABORATORIES, INC.

                                      -------------------------------
                                      By:
                                      Its:

                                      ANSAN PHARMACEUTICALS, INC.


                                      -------------------------------
                                      By:
                                      Its: